EXHIBIT 10.84

                         SECOND AMENDMENT TO SPACE LEASE

                             Carr-Gottstein Building

                             Forest Oil Corporation


         This Second Amendment to Space Lease, effective as of this first day of June, 2002 (the "Effective Date"), between WHALE BUILDING, LLC, a Delaware Limited Liability Company successor in interest to Carr Gottstein Properties, a general partnership "Landlord" and FOREST OIL CORPORATION, a New York corporation successor in interest to Forcenergy Inc, a Delaware corporation, "Tenant" is attached to and made part of that certain Space Lease dated March 5, 1997, and as amended: by First Amendment to Space Lease dated May 1, 1998, between Landlord and Tenant concerning premises located in the Carr-Gottstein Building located at 310 "K" Street Suite 700, Anchorage, Alaska -consisting of approximately 12,315 rentable square feet (Space Leased).

         IT IS HEREBY AGREED that the following sections of the above-referenced Space Lease shall be amended as follows:

1 . SECTION 2.01 LENGTH OF TERM.

         The term of this Lease shall be extended for five (5) one (1) year lease extension options beginning each year on June 1 and ending each year on May 31 and as conditioned in Section 12:15(a), herein set forth below.

         REPLACE THE LANGUAGE IN THIS SECTION 2.01(A) AS FOLLOWS:

         (a) With the execution of this Second Amendment, Tenant has exercised all five,(5) one (1) year Lease extension options to renew the Lease as provided for in the initial Lease. The new lease term ("Term") shall begin June 1, 2002 and end May 31, 2007, conditioned upon Tenant's termination rights specified in amended Section 12.15 set forth below. In addition:

                  1. Tenant may extend this Lease for one additional (1) period of five (5) years ("Extension Tern") beginning immediately after the Term, upon the same terms and conditions of the Lease, except that:

                  (A) the Term shall be extended as stated above;

                  (B) the Rent shall be adjusted to Fair Market Rent as set forth below;

                  (C) there shall be no additional options to extend the Term;

                  (D) the provisions for tenant improvement allowances shall be deleted; and

                  (E) Section 12.15 shall be sunset in its entirety.

         Tenant shall provide notice in writing at least six (6) months prior to the end of the Term of its intent to exercise its Option, or it shall lapse. Tenant may not exercise this Option while it is in default under this Lease.

         2. In the event Tenant timely elects to exercise its Option to extend the term of this Lease, Tenant shall, with its written notice state its position on Fair Market Rent for the first year of the Extension Term. Landlord, within thirty (30) days of the receipt of Tenant's written offer shall, by written notice to Tenant, accept Tenant's. Offer or state Landlord's position on the rental to be paid by Tenant. In the event the parties are unable to agree upon the rental for the option term within ninety (90) days of Tenant's initial written offer, Landlord and Tenant shall agree upon an appraiser, who shall thereupon determine the 'Fair Market Rental value of the Leased Premises, which shall not be less .than. Tenant's written offer, nor more than stated in Landlord's written notice: The parties shall equally divide the cost of such appraisal. If the parties are unable to agree upon an appraiser, then each party shall hire its own appraiser at its own cost, who shall produce a limited appraisal within 45-days of the assignment, All appraiser(s) selected shall be instructed to set rent in accordance with the following definition of Fair Market Rent:

         Fair Market Rent shall be the rental income that a property would most likely command in an open market. In selecting and adjusting comparable leases, the appraisers shall: (i) select comparable data prevailing for similar quality office space in downtown Anchorage, with similar amenities and level of tenant improvements (disregarding -which party for the improvements), and similar Service levels; (ii) consider the terms and conditions of the Lease, including adjustments for lead factors to compare rentable and usable space; and (iii) disregard tenant improvement allowances and broker commissions.

         3. If the parties are unable to agree upon Extension Term rent after review of the two appraisal results, then the 2 appraisers shall elect a third appraiser, who will review the appraisals, and without undertaking his or her own appraisal, shall select one appraisal as the one. most reflective of fair Market rent considering these instructions. The party whose appraisal was not selected shall pay the fees of the third appraiser. Such decision shall be binding upon the parties as an arbitration award enforceable as such as allowed under applicable Alaska law.

         4. All appraisers selected shall be members of the American Institute of Real Estate Appraisers.

         5. At the beginning of and for each Lease Year (the term "Lease Year" shall mean the twelve-month period beginning with the commencement of the Extension Term hereof, and each successive twelve-month period thereafter during the Extension Term hereof.), after the first Lease Year of the Extension Term until this Lease is terminated as hereinafter set forth, the monthly rent shall be adjusted and changed as follows:

         Landlord shall compute the increase, if any, in the cost of living from the most recently published cost of living number prior to June 2007, based upon the index, now known as the "Consumer Price Index for all Urban Consumers", all items for Anchorage, Alaska (1982-84=100), hereinafter called the "Index", published by the Bureau of Labor Statistics of the United States Department of Labor. The most recently published index prior to June 2007 shall be the "Base Index Number" and the most recently published Index in the applicable Lease Year shall be the "Current Index Number".

         The Current Index Number shall be divided by the Base Index Number. From the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number shall be deemed to be the increase in the cost of living. The amount of such increase multiplied by the Monthly rent for the first Lease Year of the Extension Term shall be the new monthly rent for the second Lease Year of the Extension Term. For each successive Lease Year thereof, the monthly rent shall be adjusted using the Current Index Number and the Base Index Number as set forth above multiplied by the monthly rent for the first Lease Year of the Extension Term and shall not exceed a six percent (6%) increase in any given Lease Year. In no event shall the monthly rent payable by Tenant be reduced.

         If publication of the Consumer Price Index for Anchorage, Alaska, shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living for Seattle/Everett or Seattle/Tacoma Washington, as they shall be computed and published by an agency of the United States or by a responsible financial periodical recognized authority then to be selected by the parties hereto. If comparable statistics are used in place of the Consumer Price Index as mentioned above, there shall be made in the method of computation herein provided, such revisions as the circumstances may require to carry out the intent of this Section.

2. SECTION 3.01 COVENANT TO PAY RENT.

         Tenant covenants to and shall pay to Landlord in care of Whale Building, LLC, 4000 W. Dimond Blvd., Suite 240, Anchorage, Alaska 99502, or at such other place as Landlord may designate, in advance, on the first clay of each calendar month during the term hereof, monthly rent as follows:


Lease Option Term            Rate           Monthly Rent        Annual Rent
--------------------------------------------------------------------------------
06/01/02 - 05131/03         $2.30/sf        $28,324.50          $339,894.00
06/01/03 - 05/31/04         $2.35/sf        $28,940.25          $347,283.00
06/01/04 - 05/31/05         $2.40/sf        $29,556,00          $354,672,00
06/01/05 - 05/31/06         $2.45/sf        $30,171.75          $362,061.00
06/01/06 - 05/31/07         $2.50/sf        $30,787.50          $369,450.00

3. SECTION 15.15 TERMINATION OPTION. - CHANGE THIS SECTION TO READ AS FOLLOWS:

         Tenant shall have the right to Terminate the Lease after the first two
(2) of the five (5) one (1) year options of the renewal term that commences June 1, 2002 have been completed. Tenant shall give to Landlord, in writing, at least One Hundred Twenty (120) days prior to the date of termination of either-one (1) year Lease option term two (2), three (3), or four (4), notice of its intent to exercise this right This right to terminate shall be set forth as follows:

             (a) If at any time during the extended term as set forth hereinabove Landlord is unable to provide for Tenant's actual expansion requirements within the Building, on contiguous floors to the Space Leased at the lease rate and terms applicable to the Premises including a Tenant Improvement Allowance for expansion at a prorated amount based on Thirty-three Cents ($0.33) per square foot of expansion space per month for each month remaining of the renewal period; Tenant may terminate the Lease by first paying the unamortized balance of actual Tenant Improvement costs, relocation expenses, if any, paid by Landlord during the renewal period and not reimbursed by Tenant to make Space Leased available to Tenant and real. estate commissions paid by Landlord for any expansion space. The amount of the actual Tenant Improvement costs, relocation expenses, if any, paid by Landlord to make Space Leased available to Tenant and real estate commissions incurred by Landlord shall be supplied to Tenant within sixty (60) days after the build-out occurs. Landlord may reinstate the Lease within the first thirty (30) days of the One Hundred Twenty (120) day notice period by committing to make space available for expansion by Tenant within Sixty (60) days after the end of the termination date included in Tenant's notice.

             (b) this subsection is deleted in its entirety.

             Except as specifically stated above, all the terms, covenants and conditions of the original Space Lease dated March, 5, 1997 and amendments thereto for the Carr-Gottstein. Building shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have executed this Second Amendment to Space Lease on the day and year indicated next to their signature below, however, to be effective as of the Effective Date.


          LANDLORD:                WHALE BUILDING LLC, a Delaware Limited
                                   Liability Company

                                   Member: Carr-Gottstein Properties, Limited
                                           Partnership, an Alaska partnership

                                   By: Carr-Gottstein GP, LLC, an Alaska LLC
                                       Its general partner

Date: 8/13/02                      By: /s/ Robert A. Mintz
                                       ------------------------------------
                                       Robert A. Mintz
                                       Authorized Agent

          TENANT:                  FOREST OIL CORPORATION, a New York
                                   corporation

Date: 8/6/02                       By: /s/ Gary E. Carlson
                                       ------------------------------------
                                       Signature


                                       Gary E. Carlson
                                       ------------------------------------
                                       Printed Name

                                   Its: Senior Vice President
                                        ------------------------------------
                                        Title